Exhibit 99.1
APPLIED BIOMETRICS, INC. COMPANY PRESS RELEASE

For Immediate Release: August 22, 2000          For further information contact:
                                                                Camille M. Meyer
                                                         Chief Financial Officer
                                                                    612-890-1123

APPLIED BIOMETRICS, INC. REPORTS DECISION TO TERMINATE BUSINESS OPERATIONS AND DISPOSE OF CORPORATE ASSETS

Burnsville, MN - August 22, 2000, Applied Biometrics, Inc. (Nasdaq: ABIO) announced today that its Board of Directors has reached a final decision to terminate business operations and to dispose of its remaining corporate assets. The Company had already taken steps to reduce its operating expenses to a core level, but with this recent Board action, the Company has ceased all remaining operating activities.

"As reported earlier this year, we identified a number of key technical hurdles facing our cardiac output monitor development effort," reported President & CEO Andrew M. Weiss. "Over the past two months we determined that the problems we faced were well beyond our financial capabilities to resolve."

"Faced with this reality, we decided that our best path was to reduce operating expenses and seek to return maximum value to our shareholders. This meant acceleration of our efforts to seek investment from or sell our technology to a company who had the financial and technical depth to better exploit its potential. After having discussed potential transactions with a number of parties without success, we are now positioning the remaining corporate assets for sale or disposition."

Applied Biometrics, located in Burnsville, Minnesota, has been in development of advanced medical diagnostic and monitoring systems, and is currently terminating its operating capabilities and positioning itself for business sale or liquidation.

CERTAIN STATEMENTS CONTAINED IN THIS PRESS RELEASE INCLUDE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE BASED ON INFORMATION AVAILABLE TO THE COMPANY AS OF THE DATE HEREOF AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT. SUCH STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, WHICH MAY CAUSE THE ACTUAL RESULT TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESS OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, AMONG OTHERS, THE COMPANY'S ABILITY TO IDENTIFY, NEGOTIATE AND COMPLETE THE SALE OR DISPOSITION OF ITS CORPORATE ASSETS AND ACHIEVE VALUE FOR ITS SHAREHOLDERS.